David Jorden Executive Board Member or Martin Rosendale Chief Executive Officer 240-499-2680

FOR IMMEDIATE RELEASE:

CYTOMEDIX FURTHER STRENGTHENS ITS BOARD OF DIRECTORS

ROCKVILLE, MD., February 5, 2009 – Cytomedix, Inc. (NYSE Alternext US: GTF) announced today that it has appointed C. Eric Winzer to its Board of Directors; Mr. Winzer will also serve as Audit Committee Chairman and the Audit Committee financial expert.  Mr. Winzer’s appointment follows the recent additions of Stephen N. Keith, MD, MSPH, and David E. Jorden to the Board of the Company.

“I am thrilled at the addition of these gentlemen to the Board”, said Martin P. Rosendale, Cytomedix Chief Executive Officer and member of the Board.  “They possess, and offer to the Company, crucially relevant skills to provide the strategic oversight and guidance at this exciting time in the Company’s history.  Their combined skills in the areas of medicine, business development, product commercialization, strategic planning, and investor relations will serve us well as we seek to implement our strategy and grow the Company.”

“Currently, we are intensely focused on growing sales of our AutoloGelTM System.  Launched in first quarter 2008, it is the only PRP gel with a chronic wound indication.  Beginning in January 2009, we implemented a significantly revamped selling approach, focusing on the scientific mechanisms underpinning our therapies, and leveraging our significant clinical expertise in this area.  We are seeing early signs of positive response to the new messaging and tactics.  The additions to our Board will help us intensify our focus and execute on our strategies,” Mr. Rosendale added.

Mr. Winzer commented “I am pleased to join the Cytomedix Board at this point in the Company’s development.  I am impressed by the Company’s potential to capitalize on multiple attractive business opportunities with its novel and compelling technologies.  I look forward to joining with the Cytomedix management team and the other members of the Board to assist the Company in reaching its objectives for the benefit of its shareholders and the patients who are likely to benefit from access to its therapies.”

The following is relevant background information on the recent additions to the Board:

Mr. Winzer, age 51, has served as Executive Vice President and Chief Financial Officer of Avalon Pharmaceuticals, Inc. (Nasdaq:  AVRX) since July of 2007. Prior to joining Avalon, Mr. Winzer was with Life Technologies Corporation (Nasdaq: LIFE), formerly Invitrogen Corporation, a provider of life science technologies for disease research and drug discovery, from 2000 to 2006, where he served as Senior VP and Chief Financial Officer, Executive Sponsor for Life’s ERP implementation and VP, Finance. From 1986 to 2000, Mr. Winzer held various positions of increasing responsibilities at Life Technologies, Inc., including Chief Financial Officer, Secretary and Treasurer. From 1980 until 1986 he held various financial positions at Genex Corporation. Mr. Winzer received his B.A. in Economics and Business Administration from McDaniel College and an M.B.A. from Mount Saint Mary’s University.

Dr. Keith, age 56, assumed the position of President and Chief Operating Officer of Panacea Pharmaceuticals, Inc., in 2006.  Panacea is developing novel cancer therapeutics and diagnostics, along with drugs to treat a range of CNS disorders.  Dr. Keith also serves as Chair of the Board of Directors of  NanoVec, Inc., an early-stage company seeking to develop next-generation vaccines and immunotherapeutics.  From 2003 until 2006, Dr. Keith was a Managing Director of Glocap Advisors, an investment bank based in New York, and a Senior Consultant with the Biologics Consulting Group.  During 2002-2003, Dr. Keith was a General Partner with Emerging Technology Partners, an early-stage life sciences venture capital firm in Maryland.  Prior to that, Dr. Keith held a range of senior management positions in the pharmaceutical and biotechnology industries, including President and Chief Operating Officer, Antex Biologics Inc., Vice President, Marketing and Sales, North American Vaccine, Inc., and various positions of increasing responsibility at Merck & Co., Inc. Dr. Keith holds a B.A., Magna Cum Laude, from Amherst College,, and M.S. in Public Health from UCLA, and an M.D. from the University of Illinois.  From 1987 to 1990, Dr. Keith served as a Health Policy Advisor to the U.S. Senate Committee on Labor and Human Resources, under Senator Edward M. Kennedy. Dr. Keith is a Fellow of the Academy of Pediatrics and a Diplomate of the American Board of Pediatrics.

Mr. Jorden, age 46, has 20 years of public and private company investment experience.  He was most recently with Morgan Stanley's Private Wealth Management group where he was responsible for equity portfolio management for high net worth individuals.  Prior to Morgan Stanley, Mr. Jorden served as CFO for Genometrix, Inc., a private genomics/life sciences company focused on high-throughput microarray applications.  Mr. Jorden was previously a principal with Fayez Sarofim & Co.  Mr. Jorden has a M.M. from Northwestern University's Kellogg School and a B.B.A. from University of Texas at Austin.  He holds both CFA and CPA designations.  Mr. Jorden serves on the board of Opexa Therapeutics, Inc. (Nasdaq:  OPXA), a company developing novel cell therapies for multiple sclerosis.  He is also on the board of two private companies, PLx Pharma, Inc., a specialty pharmaceutical company developing GI safer NSAIDs (nonsteroidal anti-inflammatory drugs), and DLush, a San Diego based deluxe beverage retail concept.

ABOUT CYTOMEDIX

Cytomedix is a biotechnology company that develops, sells, and licenses regenerative biological therapies, including the AutoloGelTM System, a device for the production of platelet rich plasma (“PRP”) gel derived from the patient’s own blood. The AutoloGelTM System is cleared by the Food and Drug Administration (“FDA”) for use on a variety of exuding wounds. The Company is currently pursuing a multi-faceted strategy to penetrate the chronic wound market with its AutoloGelTM System. The Company is also moving forward with the development of other product candidates in its pipeline. Most notably is its CT-112 product, an anti-inflammatory peptide, that has shown promise in pre-clinical testing, and for which the Company is currently preparing an Investigational New Drug (IND) application for the FDA. Additional information regarding Cytomedix is available at: http://www.cytomedix.com

SAFE HARBOR STATEMENT

Statements contained in this press release not relating to historical facts are forward-looking statements that are intended to fall within the safe harbor rule for such statements under the Private Securities Litigation Reform Act of 1995. The information contained in the forward-looking statements is inherently uncertain, and Cytomedix's actual results may differ materially due to a number of factors, many of which are beyond Cytomedix's ability to predict or control, including among others, the outcome of development or regulatory review of CT-112, commercial success or acceptance by the medical community, competitive responses, viability and effectiveness of the Company’s sales approach and overall marketing strategies, and Cytomedix’s ability to execute on its strategy to market the AutoloGelTM System as contemplated.  These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual events to differ from the forward-looking statements. More information about some of these risks and uncertainties may be found in the reports filed with the Securities and Exchange Commission by Cytomedix, Inc. Cytomedix operates in a highly competitive and rapidly changing business and regulatory environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Except as is expressly required by the federal securities laws, Cytomedix undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

###